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                                                                       Exhibit 5





                                                        861-7427




                                        April 28, 1997



C.H. Heist Corp.
810 North Belcher Road
Clearwater, Florida 34625

Ladies and Gentlemen:

         We have acted as counsel to C.H. Heist Corp. (the "Company") in connection with the adoption of the C.H. Heist Corp. Leveraged Stock Option Plan (the "Plan").

         We have examined such records of corporate proceedings and such other documents as we have deemed necessary for purposes of this opinion.

         Based on the foregoing, it is our opinion that:

         1. The common shares of the Company to be issued upon the exercise of options granted or to be granted under the Plan, when sold and paid for in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this letter as Exhibit No. 5 to the Registration Statement on Form S-8 in connection with the registration, pursuant to the Securities Act of 1933, as amended, of 375,000 common shares of the Company issuable under the Plan.

                                            Very truly yours,


                                            BAKER & HOSTETLER LLP